EXHIBIT 99.1

Provident Community Bancshares Reports No Exposure in Freddie Mac and Fannie Mae

ROCK HILL, S.C., Sept. 17, 2008 (GLOBE NEWSWIRE) -- Provident Community Bancshares, Inc. (Nasdaq:PCBS) does not hold any equity shares in either Freddie Mac or Fannie Mae and therefore does not have any exposure to loss. On September 7, 2008, Freddie Mac and Fannie Mae were placed in conservatorship. As a result of this movement by the United States Department of Treasury, the value of the equity securities has become severely impaired. Financial institutions that held Freddie Mac or Fannie Mae shares in their investment portfolio may be required to be written down as a result of becoming "other than temporary impaired." Provident Community Bancshares is the holding company for Provident Community Bank, N.A., which operates nine community oriented banking centers in the upstate of South Carolina that offer a full array of financial services. The holding company is headquartered in Rock Hill, South Carolina and its common stock is traded on the NASDAQ Global Market under the symbol PCBS.

The Provident Community Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4963

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements are subject to numerous assumptions, risk and uncertainties, which may change over time. The Corporation's performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Corporation's actual results, see the Corporation's Annual Report in Form 10-K for the year ended December 31, 2007, including in the Risk Factors section of that report.

CONTACT:  Provident Community Bancshares, Inc.
          Richard H. Flake, EVP/CFO
            rflake@providentonline.com
          Wanda J. Wells, SVP/Shareholder Relations Officer
            wwells@providentonline.com
          864-427-9000